SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2001

J2 Communications

(Exact name of registrant as specified in its charter)

California	0-15284	95-4053296

(State of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(310) 474-5252
(Registrant’s telephone number, including area code)

ITEM 4 — CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

     (a)  The Audit Committee of the Board of Directors of J2 Communications (“Registrant” or “Company”) has determined that the firm of Stonefield Josephson be selected as the Company’s independent auditors for the fiscal year ending July 31, 2001. By this action, the Audit Committee has dismissed the firm of Arthur Andersen LLP who has served as the Company’s independent auditors since the fiscal year ended July 31, 1995.

     (b)  The Company believes there were no disagreements with Arthur Andersen LLP within the meaning of Instruction 4 of Item 304 of Regulation S-K as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company’s financial statements for the fiscal years ended July 31, 2000 and 1999 or for any subsequent interim period, which disagreements if not resolved to its satisfaction would have caused Arthur Andersen LLP to issue an adverse opinion or a disclaimer of opinion, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except uncertainty as to the Company’s ability to continue as a going concern in the event certain contingent payments become due to an officer of the Company contained in Arthur Andersen LLP’s opinion on the Company’s financial statements for the fiscal year ended July 31, 2000.

     (c)  During the two most recent fiscal years and through present, there have been no reportable events (as defined in Item 304 of Regulation S-K) with Arthur Andersen LLP. The Company has not consulted with Stonefield Josephson regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements during the two most recent fiscal years through present.

     (d)  A letter of Arthur Andersen LLP addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K/A. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

     (e)  The change of auditors was approved by the Audit Committee of the Board of Directors of the Company on July 30, 2001.

ITEM 5 — OTHER EVENTS

     On July 31, 2001 the Company entered into a second amendment to that certain letter agreement, dated as of March 5, 2001, as amended June 30, 2001, by and between the Company, James P. Jimirro, Daniel S. Laikin and Paul Skjodt (the Letter Agreement”) extending the closing date for the transactions contemplated by the Letter Agreement until August 31, 2001. The amendment also provides for an option to further extend the closing date until September 30, 2001. In consideration for the extension, Messrs. Laikin and Skjodt paid to the Company the non-refundable sum of $100,000. If the option is exercised, Messrs. Laikin and Skjodt will pay the Company the additional non-refundable sum of $100,000. No assurance can be given that the transactions contemplated by the Letter Agreement will be consummated by August 31, 2001 or, if the option is exercised, by September 30, 2001. As of July 31, 2001, Messrs. Laikin and Skjodt had not advised the Company as to whether the financing contingency or any other conditions to closing, had been satisfied.

     The Company issued a press release on July 31, 2001 announcing the aforesaid extension, a copy of the release is attached as an exhibit to this filing.

ITEM 7 — EXHIBITS

10	Amendment to Letter Agreement dated June 30, 2001. (1)

16	Letter of Arthur Andersen LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

99	Text of Press Release dated July 31, 2001. (1)

(1)	Incorporated by reference to Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 2, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2001	J2 Communications

	By:	/s/ Christopher M. Trunkey

Christopher M. Trunkey, Vice President, Chief Financial Officer

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